UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ANGELCITI MULTIMEDIA, INC.
                 (Name of small business issuer in our charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                 7922 88-0427195
                  (Primary standard industrial (I.R.S. Employer
                 classification code number) Identification No.)

                         1680 N. Vine Street, Suite 721
                               Hollywood, CA 90028
                                 (800) 230-2249
          (Address and telephone number of principal executive offices)

                        Law Office of Andrew Farber, P.A.
                               Attn: Andrew Farber
                        20283 State Road Seven, Suite 300
                            Boca Raton, Florida 33428
                                 (561) 451-1969
               (Name, address and telephone of agent for service)

        Approximate date of commencement of proposed sale to the public:
        Promptly after the effective date of this registration statement.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         DE-REGISTRATION OF SECURITIES


         AngelCiti Multimedia, Inc., a Nevada corporation (the "Company"), filed a registration statement on form SB-2 on January 26, 2001 (the "Registration Statement"), which, following comments by the staff of the U.S. Securities and Exchange Commission and responses by the Company, was declared effective as of October 29, 2001.

         The purpose of this Post Effective Amendment No. 1 to Registration Statement is to terminate the Registration Statement and to de-register 4,885,000 shares of the Company's common stock, $.01 par value, registered pursuant to the Registration Statement but not sold as of the date that this Post Effective Amendment is filed with the Securities and Exchange Commission, as set forth below:

                                                     Number of Shares
                                                     to be de-registered

On behalf of the Company                                    438,100


On behalf of Selling Shareholders                         4,446,900
                                                          ---------

Total Number of hares to be de-registered                 4,885,000

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hollywood, State of California, on the 6th day of February, 2002.

                                            ANGELCITI MULTIMEDIA, INC.

DATE: February 6, 2002
                                            BY:  /s/ Lawrence Hartman
                                                 ---------------------------
                                                 LAWRENCE HARTMAN, PRESIDENT

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                          Title                                       Date
         ---------                          -----                                       ----


/s/ Lawrence Hartman                        President, Treasurer, Chief             February 6, 2002
------------------------------------        Financial/Accounting Officer
Lawrence Hartman

/s/ Carl R. Ceragno                         Director                                February 6, 2002
------------------------------------
Carl R. Ceragno

/s/ Lawrence H. Fox                         Director                                February 6, 2002
----------------------------------
Lawrence H. Fox